UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 238-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 4, 2010, Two Harbors Asset I, LLC  (“THAI”), an indirect wholly-owned subsidiary of Two Harbors Investment Corp. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Repurchase Agreement will be used by THAI from time to time to sell certain of its non-Agency securities held in its RMBS loan portfolio to Wells Fargo pursuant to the Repurchase Agreement. The Repurchase Agreement provides for a 364-day facility with an aggregate maximum borrowing capacity of $75 million and is set to mature on August 3, 2011, unless extended pursuant to its terms.

The Company has guaranteed THAI’s obligations under the Repurchase Agreement.  The Company is subject to the following financial covenants, as further defined by the Guaranty Agreement:

(a) On any date, the ratio of the Company’s Total Indebtedness to its Tangible Net Worth, on a consolidated basis, shall not be greater than 6.00 to 1.00.

(b) On any date, the Guarantor’s Liquidity, on a consolidated basis, shall not be less than $15,000,000.

(c) On any date, the Guarantor’s Tangible Net Worth, on a consolidated basis, shall not be less than $150,000,000.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Master Repurchase and Securities Contract dated as of August 4, 2010 between Two Harbors Asset I, LLC andWells Fargo Bank, National Association

99.2	Guaranty Agreement dated as of August 4, 2010 between Two Harbors Investment Corp. in favor ofWells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: August 5, 2010